GENERAL MOTORS

Exhibit 99.1
2019 YEAR-END EARNINGS

GM Reports Full-Year and Fourth-Quarter Results, and Provides 2020 Outlook

- Full-year income of $6.7 billion; EBIT-adj. of $8.4 billion, which includes strike impact of $(3.6) billion, or $(1.89) EPS-diluted-adj.
- Fourth quarter EPS-dil. of $(0.16) and EPS-dil.-adj. of $0.05 includes strike impact of $(1.39)
- GM expects 2020 EPS-dil. and dil.-adj. of $5.75-$6.25; strong operating cash flow of $13.0B-$14.5B, and adj. auto FCF of $6.0B-$7.5B

FULL-YEAR 2019 RESULTS OVERVIEW

	Net Revenue	Income	Auto Operating Cash Flow	EPS-Diluted
GAAP	$137.2B	$6.7B	$7.4B	$4.57
vs. 2018	(6.7%)	(17.4%)	$(4.3B)	(18.1%)
	EBIT-adj. Margin	EBIT-adj.	Adj. Auto FCF	EPS-Diluted-adj.*
Non-GAAP	6.1%	$8.4B	$1.1B	$4.82
vs. 2018	(1.9) pts	(28.8%)	$(2.7B)	(26.3%)

*EPS-diluted-adjusted includes a $0.12 benefit from Lyft and PSA, $(1.89) impact from the strike.

"We continue to transform this company for the future. GM is positioned for strong, long-term business results with a focus on sustainability, and we are confident that our EV and AV strategies will drive shareholder value while improving the environment."

– Mary Barra, Chairman and CEO

COMMITMENT TO AN ALL-ELECTRIC FUTURE

In 2019 and into 2020, GM continued progressing to an all-electric future. Most recently, GM announced a $2.2 billion investment in its Detroit-Hamtramck plant to produce a full lineup of all-electric trucks and SUVs for multiple brands and customers, including the all-new GMC HUMMER EV. Production of electric pickup trucks will begin in the fall of 2021.


HUMMER

Pre-production model shown. Initial availability fall 2021.

In December, GM and LG Chem announced a joint venture to produce battery cells in a new plant in Lordstown, Ohio. The JV will make EVs more affordable for customers by reducing battery costs to industry-leading levels. The plant's capacity will be more than 30 gigawatt hours and the JV will create about 1,100 jobs. In May, GM announced an EV fast-charging station collaboration with Bechtel. The companies are making progress on an aggressive plan to build and deploy thousands of stations throughout the U.S. The network is expected to begin service by 2021.

In March, GM announced a $300 million investment in its Orion, Michigan assembly plant to produce a new Chevrolet electric vehicle that will bring 400 new jobs to the facility.

STRONG FULL-SIZE PICKUP TRUCK LAUNCH

Chevrolet and GMC full-size pickups drove GM's underlying business performance in 2019. Combined sales of the Chevrolet Silverado and the GMC Sierra were strong, totaling 802,962 pickups, while combined retail market share grew almost one full percentage point, according to J.D. Power. The final variants of the Silverado and Sierra heavy-duty pickups launched in the fourth quarter, completing the company's full-size pickup truck lineup. GM will now benefit from a full year of these highly-profitable vehicles in 2020.

STRIKE IMPACT

Four weeks of vehicle production were lost in the fourth quarter due to the work stoppage, reducing wholesales by 191,000 units year over year. The net strike impact to fourth quarter EBIT-adjusted was $(2.6) billion, or $(1.39) per diluted-adjusted share. For the full year, the strike reduced EBIT-adjusted by $3.6 billion and lowered adjusted auto free cash flow by $5.4 billion.

2020 GUIDANCE

GM will benefit from new vehicle launches, ongoing cost savings and lean U.S. inventory to begin the year, partially offset by macro factors. EPS-diluted and EPS-diluted-adjusted is expected to be flat year over year, excluding the effects of the U.S. strike on 2019 results, taxes and interest, and Lyft and PSA investments:

EPS-diluted and diluted-adjusted	$5.75 to $6.25
Auto Operating Cash Flow	$13.0B to $14.5B
Adjusted Auto Free Cash Flow	$6.0B to $7.5B
U.S. Industry (light vehicle market)	Mid-16M unit range
China Industry (total retail market)	Mid-24M unit range

Q4 2019 RESULTS OVERVIEW

	Net Revenue	Income	Auto Operating Cash Flow	EPS-Diluted
GAAP	**$30.8B**	**$(0.2)B**	**$0.8B**	**$(0.16)**
vs. Q4 2018	(19.7%)	(109.3%)	$(5.5B)	(111.4%)
	EBIT-adj. Margin	EBIT-adj.	Adj. Auto FCF	EPS-Diluted-adj.*
Non-GAAP	**0.3%**	**$0.1B**	**$(1.3)B**	**$0.05**
vs. Q4 2018	(7.0 pts)	(96.3%)	$(5.5B)	(96.5%)

*EPS-diluted-adjusted includes $(0.02) impact from Lyft and PSA, $(1.39) impact from the strike

"We expect another strong year in 2020. Our relentless focus on improving our operating performance will enable us to generate strong cash flow through the cycle and invest in our future."

– Dhivya Suryadevara, CFO

2020 VEHICLE LAUNCHES

GM's all-new, segment-leading full-size SUVs – the Chevrolet Tahoe and Suburban, the GMC Yukon and Yukon XL, and the Cadillac Escalade – launch this year. The 2021 Escalade will offer enhanced Super Cruise, which includes automated lane change functionality, that will also be available on the 2021 Cadillac CT5 and CT4. Crossover momentum continues as the Chevrolet Trailblazer and Buick Encore GX go on sale this spring.



2021 Cadillac Escalade

CRUISE REVEALS ORIGIN ALL-ELECTRIC, SHARED AV

In January, Cruise unveiled Origin, a modular, all-electric, shared AV offering customers a better, safer experience each and every time, and at a lower cost than traditional ridesharing or car ownership. It will be built at roughly half the cost of an electric SUV and have a lifespan of over one million miles. GM's Detroit-Hamtramck Assembly plant will build Origin.



Cruise Origin

POSITIONED FOR LONG-TERM GROWTH IN CHINA

Macro business pressures, lower demand for GM China's outgoing vehicles and slower adoption of new fuel-efficient technology contributed to lower equity income in the fourth quarter. Despite these challenges, the company continues to strengthen its portfolio by focusing on high-growth SUV and luxury segments. Cadillac sales reached an all-time high of 213,717 units in 2019, an increase of nearly 4 percent.

SEGMENT RESULTS (EBIT-ADJUSTED—$B)

	North America		International		Cruise		GM Financial (EBT)	
	2019	2018	2019	2018	2019	2018	2019	2018
Full year	**8.2**	10.8	**(0.2)**	0.4	**(1.0)**	(0.7)	**2.1**	1.9
	Q4 19	Q4 18	Q4 19	Q4 18	Q4 19	Q4 18	Q4 19	Q4 18
Quarter	**0.3**	3.0	**(0.1)**	(0.0)	**(0.3)**	(0.2)	**0.5**	0.4

North America: Lower EBIT-adj. primarily due to a work stoppage, partially offset by cost actions and strong performance of our new trucks.

International: China equity income declined mainly due to lower volumes. Excluding China, GMI improved $0.2 billion for the full year, due to cost reduction actions and stronger pricing.

Cruise: Cruise unveiled Origin, the next step to commercializing a transportation system that is safer, better and more affordable for customers, cities and the planet.

GM Financial (EBT): Record fourth quarter and 2019 EBT-adj. performance driven by higher average earning assets and improved residual values.

MEDIA CONTACT INVESTOR CONTACT Tom Henderson Michael Heifler GM Finance Communications GM Investor Relations Media Investors 313-410-2704 313-418-0220 tom.e.henderson@gm.com michael.heifler@gm.com General Motors (NYSE:GM) is committed to delivering safer, better and more sustainable ways for people to get around. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Cadillac, Chevrolet, Baojun, Buick, GMC, Holden, and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety and security services, Maven, its personal mobility brand, and Cruise, its autonomous vehicle ridesharing company, can be found at gm.com. Cautionary Note on Forward-Looking Statements: This press release may include “forward-looking statements” within the meaning of the U.S. federal securities laws. We caution readers not to place undue reliance on forward-looking statements. Statements including words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “efect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions to identify forward-looking statements represent our current judgment about possible future events. In making these statements we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. These statements are not guarantees of future performance; they involve risks and uncertainties and actual events or results may difer materially from these statements. Factors that might cause such diferences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond our control. Many of these factors are described in our Annual Report on Form 10-K and our other flings with the U.S. Securities and Exchange Commission. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that afect the subject of these statements, except where we are expressly required to do so by law. Basis of Presentation: The fnancial and operational information included in this press release relate to our continuing operations and not our discontinued operations, which consist of the Opel and Vauxhall businesses and certain other assets in Europe and the European fnancing subsidiaries and branches that were sold in 2017.